CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          SONAT OFFSHORE DRILLING INC.



          SONAT OFFSHORE DRILLING INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies:

          FIRST: That at a meeting duly called and held on July 26, 1996, the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable that Article FIRST of the Restated Certificate of Incorporation of the Corporation be amended to read as follows:

               FIRST:  The  name  of the  Corporation  is  "Transocean
          Offshore Inc."

          SECOND: That at a special meeting of the stockholders of the Corporation duly called and held on September 3, 1996, the stockholders duly adopted the foregoing amendment.

          THIRD: That the foregoing amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers this 3rd day of September, 1996.


                                              SONAT OFFSHORE DRILLING INC.



                                             By --------------------------------
                                                         Donald R. Ray
                                                         Vice President

ATTEST:


By -----------------------------
         Eric B. Brown
           Secretary